Exhibit 99.1

Asure Announces Fourth Quarter and Full Year 2024 Results

Reports Full Year 2024 Revenues of $119.8 million

Full Year 2024 Recurring Revenues Grew 15% from Prior Year

Recurring Revenues Grew to 96% of Total Revenues from 84% in the Prior Year

AUSTIN, TX – March 6, 2025 – Asure Software, Inc. (“we”, “us”, “our”, “Asure” or the “Company”) (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, today reported results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights

•Revenue of $30.8 million, up 17% year over year, excluding ERTC revenue up 22% from prior year fourth quarter
•Recurring revenue of $28.5 million, up 14% from prior year fourth quarter
•Net loss of $3.2 million versus a net loss of $3.6 million during prior-year fourth quarter
•EBITDA(1) of $3.4 million versus $1.1 million from prior-year fourth quarter
•Adjusted EBITDA(1) of $6.2 million versus $2.8 million from prior-year fourth quarter
•Gross profit of $20.9 million versus $17.8 million from prior-year fourth quarter
•Non-GAAP gross profit(1) of $22.5 million (Non-GAAP gross margin(1) of 73%) versus $18.8 million (and 72% in prior-year fourth quarter)

Full Year 2024 Financial Highlights

•Revenue of $119.8 million increased slightly year over year, excluding ERTC revenue up 17% from prior year
•Recurring revenue of $114.5 million up 15% from prior year
•Net loss of $11.8 million versus prior year net loss of $9.2 million
•EBITDA(1) of $11.4 million versus $14.3 million in the prior year
•Adjusted EBITDA(1) of $22.5 million versus $23.3 million in the prior year
•Gross profit of $82.1 million versus $85.5 million in the prior year
•Non-GAAP gross profit(1) of $88.2 million versus $90.3 million in the prior year

Recent Business Highlights

•In January 2025 we signed a major multi-year agreement with an industry leader in audit, consulting, tax and advisory services to resell our Payroll and Payroll Tax Management solutions. The multi-year agreement will deliver comprehensive payroll and payroll tax management services for the firm’s clients enabling them to offer these services for the first time.
•We announced the introduction of Luna, a groundbreaking AI agent designed to enhance payroll and HR management. Unlike traditional generative AI chatbots, Luna is an advanced AI agent that understands Asure’s suite of products, serves as an industry expert, and most importantly, can act on behalf of both employees through self-service and business owners and administrators.
•Jay Whitehead joined Asure in January 2025 as Senior Vice President to lead our AsurePay™ Platinum VIP Banking card and Marketplace businesses. He is a seasoned entrepreneur, and HCM thought leader who we expect to drive innovation and foster strategic partnerships at Asure.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 10 of this release.

1

Management Commentary

“We are pleased to report strong results for 2024, demonstrating the continued momentum of our business. Excluding the one-time impact of ERTC revenue, our fourth-quarter revenue grew 22% year-over-year, reaching $30.8 million—an impressive finish to the year. For the full year, total revenue increased modestly to $119.8 million, but when adjusted to exclude ERTC, our revenue growth was 17% year-over-year, underscoring the strength of our core business. Recurring revenue, the backbone of our model, grew 15% year-over-year and now represents 96% of total revenue, up from 84% in 2023. Additionally, our contracted revenue backlog continued to expand, providing further visibility into future growth,” said Asure Chairman and CEO Pat Goepel.

“Our performance in 2024 was particularly strong in key areas, including our Payroll Tax Management product, which drove several major multi-year agreements with enterprise clients. The success of this product, along with our growing backlog, reinforces the durability of our revenue streams and positions us well for the future.”

“We executed our strategy despite the anticipated headwind of replacing one-time ERTC revenue, and we are entering 2025 with a solid foundation for continued growth. Our plan for 2025 includes both organic and inorganic expansion, supported by the significant investments we’ve made in technology, operations, and new product development. With these improvements, we are confident in our ability to drive sustained, long-term growth.”

First Quarter 2025 and Full Year 2025 Revenue Guidance Ranges

The Company is providing the following guidance for the first quarter 2025 and full year 2025 based on the Company’s year-to-date results and recent business trends. The guidance for our first quarter 2025 and the full year 2025 excludes any contribution from future potential acquisitions.

Guidance for 2025

Guidance Range	Q1-2025	FY-2025
Revenue	$33.0 M–35.0 M	$134.0 M – 138.0 M
Adjusted EBITDA(1)	$6.0 M–7.0 M	23%–24%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2025 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 5 of this press release as well as the risk factors in our quarterly and annual reports on file with the Securities and Exchange Commission for more information about risk that affect our business and industry.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 4 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

2

Conference Call Details

Asure management will host a conference call on Thursday, March 6, 2025, at 3:30 pm Central (4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) provides cloud-based Human Capital Management (HCM) software solutions that assist organizations of all sizes in streamlining their HCM processes. Asure's suite of HCM solutions includes HR, payroll, time and attendance, benefits administration, payroll tax management, and talent management. The company's approach to HR compliance services incorporates AI technology to enhance scalability and efficiency while prioritizing client interactions. For more information, please visit www.asuresoftware.com.

Non-GAAP and Adjusted Financial Measures
This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net, because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains certain statements made by management that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S. GAAP, non-U.S. GAAP and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of “forward-looking statements” include statements regarding our strategy, future operations, financial condition, results of operations, projected costs, revenue growth, earnings, and plans and objectives of management. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Additionally, we are under no obligation to update any of the forward-looking statements after the date of this press release or to confirm such statements to actual results.

The risks and uncertainties referred to above include—but are not limited to— risks associated with breaches of the Company’s security measures; risks related to material weaknesses; possible fluctuations in the Company’s financial and operating results; privacy concerns and laws and other regulations may limit the effectiveness of our applications; the financial and other impact of any previous and future acquisitions; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; risk of our software and solutions not functioning adequately; interruptions, delays or changes in the Company’s services or the Company’s Web hosting; may incur debt to meet future capital requirements; volatility and weakness in bank and capital markets; access to additional capital; significant costs as a result of operating as a public company; the expiration of Employee Retention Tax Credits (“ERTC”) and the impact of the Internal Revenue Service recent measures regarding ERTC claims and the corresponding cash collections of existing receivables; the inability to continue to release timely updates for changes in laws; the inability to develop new and improved versions of the Company’s services and technological developments; customer’s nonrenewal of their agreements and other similar changes could negatively impact revenue, operating results and financial conditions; the exposure of market, interest, credit and liquidity risk on client funds held int rust; the Company’s operation in highlight competitive markets; risk that our clients could have insufficient funds that could result in limitations in the ability to transmit ACH transactions; impairment of intangible assets; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; various financial aspects of the Company’s Software-as-a-Service model; adverse effects to our business a result of claims, lawsuits, and other proceedings; issues in the use of artificial intelligence in our HCM products and services; adverse changes to financial accounting standards to the Company; inability to maintain third-party licensed software; evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the nature of the Company’s business model; inability to adopt new or correctly interpret existing money service and money transmitter business status; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; interruptions to supply chains and extended shut down of businesses; potential enactment of adverse tax laws, regulation, political, economic and social factors; potential sales of a substantial number of shares of our common stock along with its volatility; risks associate with potential equity-related transactions including dividends, rights under the stockholder plan to discourage certain actions and other impacts as a result of actions of our stockholders.

Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025.

The forward-looking statements, including the financial guidance and 2025 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based. © 2025 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$21,425	$30,317
Accounts receivable, net of allowance for credit losses of $6,328 and $4,787 at December 31, 2024 and December 31, 2023, respectively	18,154	14,202
Inventory	195	155
Prepaid expenses and other current assets	4,888	3,471
Total current assets before funds held for clients	44,662	48,145
Funds held for clients	192,615	219,075
Total current assets	237,277	267,220
Property and equipment, net	19,669	14,517
Goodwill	94,724	86,011
Intangible assets, net	69,114	62,082
Operating lease assets, net	4,041	4,991
Other assets, net	11,813	9,047
Total assets	$436,638	$443,868
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$7,008	$27
Accounts payable	1,364	2,570
Accrued compensation and benefits	4,485	6,519
Operating lease liabilities, current	1,438	1,490
Other accrued liabilities	6,600	3,862
Deferred revenue	8,363	6,853
Total current liabilities before client fund obligations	29,258	21,321
Client fund obligations	194,378	220,019
Total current liabilities	223,636	241,340
Long-term liabilities:
Deferred revenue	3,430	16
Deferred tax liability	2,612	1,728
Notes payable, net of current portion	5,709	4,282
Operating lease liabilities, noncurrent	3,578	4,638
Other liabilities	358	209
Total long-term liabilities	15,687	10,873
Total liabilities	239,323	252,213
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 44,000 shares authorized; 26,671 and 25,382 shares issued, 26,671 and 24,998 shares outstanding at December 31, 2024 and December 31, 2023, respectively	267	254
Treasury stock at cost, zero(1) and 384 shares at December 31, 2024 and December 31, 2023, respectively	—	(5,017)
Additional paid-in capital	504,849	487,973
Accumulated deficit	(307,226)	(290,440)
Accumulated other comprehensive loss	(575)	(1,115)
Total stockholders’ equity	197,315	191,655
Total liabilities and stockholders’ equity	$436,638	$443,868
(1) The aggregate Treasury stock of prior repurchases of the Company's own common stock was retired and subsequently issued effective January 1, 2024. See the Consolidated
Statement of Changes in Stockholders' Equity for the impact of this transaction.

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenue:
Recurring	$28,521	$24,985	$114,471	$99,734
Professional services, hardware and other	2,271	1,279	5,321	19,348
Total revenue	30,792	26,264	119,792	119,082
Cost of sales	9,864	8,425	37,685	33,545
Gross profit	20,928	17,839	82,107	85,537
Operating expenses:
Sales and marketing	6,945	6,422	28,316	28,734
General and administrative	9,940	9,747	40,499	39,333
Research and development	2,103	1,739	7,807	6,846
Amortization of intangible assets	4,432	3,694	16,222	13,623
Total operating expenses	23,420	21,602	92,844	88,536
Loss from operations	(2,492)	(3,763)	(10,737)	(2,999)
Interest income	151	326	913	1,342
Interest expense	(362)	(302)	(1,024)	(5,639)
Loss on extinguishment of debt	—	—	—	(1,517)
Other income (expense), net	(2)	(1)	8	(292)
Loss from operations before income taxes	(2,705)	(3,740)	(10,840)	(9,105)
Income tax expense (benefit)	499	(158)	933	109
Net loss	(3,204)	(3,582)	(11,773)	(9,214)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(565)	1,581	540	1,368
Comprehensive loss	$(3,769)	$(2,001)	$(11,233)	$(7,846)

Basic and diluted loss per share
Basic	$(0.12)	$(0.14)	$(0.45)	$(0.42)
Diluted	$(0.12)	$(0.14)	$(0.45)	$(0.42)

Weighted average basic and diluted shares
Basic	26,602	24,907	26,054	22,138
Diluted	26,602	24,907	26,054	22,138

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(11,773)	$(9,214)
Adjustments to reconcile loss to net cash provided by operations:
Depreciation and amortization	22,142	19,135
Amortization of operating lease assets	1,386	1,481
Amortization of debt financing costs and discount	726	820
Non-cash interest expense	298	1,471
Net accretion of discounts and amortization of premiums on available-for-sale securities	(377)	(119)
Provision for expected losses	46	2,047
Provision for deferred income taxes	884	225
Loss on extinguishment of debt	—	990
Net realized gains on sales of available-for-sale securities	(2,609)	(2,257)
Share-based compensation	6,444	5,430
Loss on disposals of long-term assets	—	132
Change in fair value of contingent purchase consideration	—	175
Changes in operating assets and liabilities:
Accounts receivable	(3,998)	(4,126)
Inventory	(41)	97
Prepaid expenses and other assets	(1,886)	5,101
Operating lease right-of-use assets	—	546
Accounts payable	(1,206)	376
Accrued expenses and other long-term obligations	(1,103)	87
Operating lease liabilities	(1,555)	(1,118)
Deferred revenue	2,010	(2,379)
Net cash provided by operating activities	9,388	18,900
Cash flows from investing activities:
Acquisition of intangible assets	(13,256)	(7,651)
Purchases of property and equipment	(692)	(1,585)
Software capitalization costs	(10,187)	(7,027)
Purchases of available-for-sale securities	(15,643)	(27,647)
Proceeds from sales and maturities of available-for-sale securities	20,522	14,385
Net cash used in investing activities	(19,256)	(29,525)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	4,995	—
Payments of notes payable	(420)	(35,627)
Debt extinguishment costs	—	(250)
Net proceeds from issuance of common stock	1,370	46,800
Capital raise fees	(132)	(338)
Payments made on amounts due for the acquisition of intangibles	(1,513)	(311)
Net change in client fund obligations	(26,342)	13,931
Net cash provided by (used in) financing activities	(22,042)	24,205
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(31,910)	13,580
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	177,622	164,042
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$145,712	$177,622

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Year Ended December 31,
	2024	2023

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$21,425	$30,317
Restricted cash and restricted cash equivalents included in funds held for clients	124,287	147,305
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$145,712	$177,622

Supplemental information:
Cash paid for interest	$—	$3,140
Cash paid for income taxes	$18	$432

Non-cash investing and financing activities:
Acquisition of intangible assets	$5,338	$357
Notes payable issued for acquisitions	$3,107	$1,209
Shares issued for acquisitions	$9,125	$2,543

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q4-24	Q3-24	Q2-24	Q1-24	Q4-23	Q3-23	Q2-23	Q1-23
Revenue(1)	$30,792	$29,304	$28,044	$31,652	$26,264	$29,334	$30,420	$33,064

Gross Profit to non-GAAP Gross Profit
Gross Profit	$20,928	$19,704	$18,868	$22,607	$17,839	$21,280	$22,018	$24,400
Gross Margin	68.0%	67.2%	67.3%	71.4%	67.9%	72.5%	72.4%	73.8%

Share-based Compensation	44	44	43	40	32	28	46	31
Depreciation	1,190	1,232	1,145	1,110	921	984	1,309	1,009
Amortization - intangibles	50	50	50	50	50	50	50	268
One-time expenses
Settlements, penalties & interest	25	2	3	—	(6)	8	—	4
Acquisition and transaction costs	221	367	264	39	—	—	—	—
Other non-recurring expenses	84	—	—	—	—	—	—	—
Non-GAAP Gross Profit	$22,542	$21,399	$20,373	$23,846	$18,836	$22,350	$23,423	$25,712
Non-GAAP Gross Margin	73.2%	73.0%	72.6%	75.3%	71.7%	76.2%	77.0%	77.8%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$6,945	$6,680	$6,924	$7,767	$6,422	$6,597	$8,515	$7,200

Share-based Compensation	251	269	237	243	180	210	149	124
Depreciation	—	1	—	1	1	—	—	—
One-time expenses
Settlements, penalties & interest	78	(5)	5	18	6	30	4	11
Acquisition and transaction costs	9	68	37	11	—	—	—	—
Other non-recurring expenses	52	—	—	—	—	—	180	—
Non-GAAP Sales and Marketing Expense	$6,555	$6,347	$6,645	$7,494	$6,235	$6,357	$8,182	$7,065

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$9,940	$10,378	$10,118	$10,063	$9,747	$9,294	$10,336	$9,956

Share-based Compensation	1,081	1,187	1,122	1,535	980	936	1,298	1,142
Depreciation	269	264	256	251	225	200	234	210
One-time expenses
Settlements, penalties & interest	142	377	304	98	284	101	432	102
Acquisition and transaction costs	282	371	245	57	51	—	—	—
Other non-recurring expenses	220	253	—	86	53	—	453	—
Non-GAAP General and Administrative Expense	$7,946	$7,926	$8,191	$8,036	$8,154	$8,057	$7,919	$8,502

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$2,103	$1,973	$1,962	$1,769	$1,739	$1,803	$1,325	$1,979

Share-based Compensation	87	90	86	85	69	76	89	40
One-time expenses
Settlements, penalties & interest	21	—	27	31	—	—	—	—
Acquisition and transaction costs	153	195	369	147	—	—	—	—
Other non-recurring expenses	29	—	—	—	—	—	—	—
Non-GAAP Research and Development Expense	$1,813	$1,688	$1,480	$1,506	$1,670	$1,727	$1,236	$1,939

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q4-24	Q3-24	Q2-24	Q1-24	Q4-23	Q3-23	Q2-23	Q1-23
Revenue(1)	$30,792	$29,304	$28,044	$31,652	$26,264	$29,334	$30,420	$33,064

GAAP Net (Loss) Income to Adjusted EBITDA
GAAP Net (Loss) Income	$(3,204)	$(3,901)	$(4,360)	$(308)	$(3,582)	$(2,206)	$(3,765)	$339

Interest expense, net	211	109	(53)	(156)	(24)	782	1,593	1,944
Income taxes	499	170	231	33	(158)	(123)	627	(237)
Depreciation	1,460	1,497	1,402	1,361	1,148	1,185	1,542	1,219
Amortization - intangibles	4,482	4,345	4,096	3,499	3,743	3,384	3,343	3,570
EBITDA	$3,448	$2,220	$1,316	$4,429	$1,127	$3,022	$3,340	$6,835
EBITDA Margin	11.2%	7.6%	4.7%	14.0%	4.3%	10.3%	11.0%	20.7%

Share-based Compensation	1,463	1,591	1,488	1,902	1,260	1,251	1,582	1,337
One Time Expenses
Settlements, penalties & interest	266	375	339	147	283	140	436	117
Acquisition and transaction costs	665	1,001	914	254	51	—	—	—
Other non-recurring expenses	385	253	—	86	53	—	633	—
Other expense (income), net	2	—	—	(10)	1	1,800	93	(83)
Adjusted EBITDA	$6,229	$5,440	$4,057	$6,808	$2,775	$6,213	$6,084	$8,206
Adjusted EBITDA Margin	20.2%	18.6%	14.5%	21.5%	10.6%	21.2%	20.0%	24.8%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

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